                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                              SECURITIES AGREEMENT


                                      AMONG


                          BELL SPORTS HOLDINGS, L.L.C.,

                          ANDSONICA ACQUISITION CORP.,

                               BELL SPORTS CORP.,


                                       AND


                       THE SECURITY HOLDERS LISTED HEREIN





                            DATED AS OF JUNE 13, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Definitions..............................................................................................1

2.       Other Covenants, Representations and Warranties
         of Stockholders..........................................................................................2
         2.1      Ownership of Securities.........................................................................2
         2.2      Power; Binding Agreement........................................................................2
         2.3      No Conflicts....................................................................................3
         2.4      No Encumbrances.................................................................................3
         2.5      No Solicitation.................................................................................4
         2.6      Restriction on Transfer, Proxies
                  and Non-Interference............................................................................4
         2.7      Waiver of Appraisal Rights......................................................................4
         2.8      Reliance by Acquisition Company.................................................................4
         2.9      Further Assurances..............................................................................4
         2.10     No Finder's Fees................................................................................5

3.       Provisions Concerning Company Common Stock...............................................................5

4.       Conduct as to Subject Securities.........................................................................6
         4.1      Permission to Disclose..........................................................................6
         4.2Stop Transfer; Changes in Securities..................................................................6

5.       Conduct as a Director....................................................................................6

6.       Miscellaneous............................................................................................6
         6.1      Entire Agreement................................................................................6
         6.2      Certain Events..................................................................................7
         6.3      Assignment......................................................................................7
         6.4      Amendments, Waivers, Etc........................................................................7
         6.5      Notices.........................................................................................7
         6.6      Severability....................................................................................8
         6.7      Specific Performance............................................................................8
         6.8      Remedies Cumulative.............................................................................9
         6.9      No Waiver.......................................................................................9
         6.10     No Third Party Beneficiaries....................................................................9
         6.11     Governing Law...................................................................................9
         6.12     Jurisdiction....................................................................................9
         6.13     Descriptive Headings............................................................................9
         6.14     Counterparts; Effectiveness....................................................................10
         6.15     Termination....................................................................................10
         6.17     Irrevocable Proxy..............................................................................10

                                      (i)

                                    EXHIBITS


Exhibit A            -       Form of Irrevocable Proxy



                                    SCHEDULES


Schedule 1           -       List of Securities Holders and Securities Ownership


                                      (ii)

                              SECURITIES AGREEMENT


         SECURITIES AGREEMENT dated as of June 13, 2000, among Bell Sports Holdings, L.L.C., a Delaware limited liability company ("PARENT"), Andsonica Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION COMPANY"), Bell Sports Corp., a Delaware corporation (the "COMPANY"), and the other parties signatory hereto (individually a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                   WITNESSETH:

         WHEREAS, concurrently herewith, Parent, Acquisition Company and the Company, are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"), pursuant to which Acquisition Company will be merged with and into the Company (the "MERGER"); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the parties hereto have required that they agree, and such parties have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Definitions. For purposes of this Agreement:

                  1.1. "Acquisition Company" shall have the meaning set forth in the recitals hereto.

                  1.2. "Company" shall have the meaning set forth in the recitals hereto.

                  1.3. "Company Common Stock" shall mean at any time the Common Stock, $.01 par value, of the Company.


                  1.4. "Existing Discount Notes" shall mean the 14% Senior Discount Debentures due 2009 originally issued by the Company on August 17, 1998.

                  1.5. "Existing Shares" shall mean, with respect to any Stockholder, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule 1 hereto.

                  1.6. "Merger" shall have the meaning set forth in the recitals hereto.

                  1.7. "Merger Agreement" shall have the meaning set forth in the recitals hereto.

                  1.8. "Parent" shall have the meaning set forth in the recitals hereto.

                  1.9.     "Proxy" shall have the meaning set forth in Section
6.16 hereto.

                  1.10. "Securities" shall mean Shares and Existing Discount Notes.

                  1.11.    "Shares" shall mean shares of Company Common Stock.

                  1.12. "Stockholder" shall have the meaning set forth in the recitals hereto.

                  1.13. "Termination Date" shall have the meaning set forth in Section 6.15 hereto.

                  1.14. Capitalized Terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         2. Other Covenants, Representations and Warranties of Stockholders. Each Stockholder hereby represents, warrants and covenants, severally and not jointly, to Parent with respect to such Stockholder as follows:

                  2.1 Ownership of Securities. Stockholder is the record and beneficial owner of the Securities set forth opposite such Stockholder's name on Schedule 1 hereto. On the date hereof, the Securities set forth opposite such Stockholder's name on Schedule 1 hereto constitute all of the Securities owned of record by such Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement and the Proxy, sole power of disposition, sole power of exercise and conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement and Proxy, in each case with respect to all of the Securities set forth opposite Stockholder's name on Schedule 1 hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Proxy, and subject to the Shareholders' Agreement dated as of August 17, 1998 among the Company, the Stockholders and all other shareholders of the Company (the "SHAREHOLDERS' AGREEMENT").

                  2.2 Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement and the Proxy. The execution, delivery and performance of this Agreement and the Proxy have been duly authorized by such Stockholder and do not and will not violate any other agreement (including but not limited to the Shareholders' Agreement) to which Stockholder is a party or by which any of such Stockholder's Securities are bound, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement and the Proxy have been duly and validly executed and delivered by Stockholder and constitute valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement, the Proxy or the consummation by the Stockholder of the transactions contemplated hereby and thereby.

                  2.3 No Conflicts. Except for filings under the HSR Act, the Exchange Act and any applicable state antitrust laws, (a) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other Person is necessary for the execution of this Agreement and the Proxy by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby and (b) none of the execution and delivery of this Agreement and the Proxy by Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and thereby or compliance by Stockholder with any of the provisions hereof or thereof shall (i) conflict with or result in any breach of any applicable organizational documents of Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any license, Contract, understanding or other instrument or obligation of any kind to which Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (iii) violate any Order or regulation applicable to Stockholder or any of Stockholder's properties or assets.

                  2.4 No Encumbrances. Except pursuant to this Agreement and the Proxy, Stockholder's Securities and the certificates representing such Shares and debentures are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and the Shares will be transferred at the Effective Time (and the Existing Discount Notes, upon consummation of the Post-Merger Offer or the exchange for Exchange Discount Notes pursuant to Section 1.6(c) of the Merger Agreement, will be so transferred), free and clear of all claims, options, third party rights, Liens, hypothecations, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  2.5 No Solicitation. Until the earlier of the Effective Time or the Termination Date, Stockholder shall not, in its capacity as such, directly or indirectly, solicit or entertain offers from, negotiate or discuss with, supply information to, or in any manner accept or knowingly encourage any proposal of, any other Person, entity or group (other than Parent, Sub and their representatives) (each, a "THIRD PARTY") relating to the direct or indirect acquisition of a material portion of the Securities of the Company or any of its Subsidiaries or all or a substantial portion of the assets or business of the Company or any of its Subsidiaries, whether directly or indirectly, through purchase, merger, consolidation, tender offer or otherwise (each, a "BUSINESS COMBINATION"). Each Stockholder shall promptly notify Parent if any proposal, offer, inquiry or contact is received from any Third Party with respect to a Business Combination, which notification shall indicate the terms and conditions of such proposal, offer, inquiry or contact.

                  2.6 Restriction on Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the earlier of the Effective Time or the Termination Date, except as required to comply with the provisions of this Agreement or the Proxy, the Stockholder shall not: (a) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any Contract or option with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Securities or any interest therein; (b) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Securities; or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or the Proxy.

                  2.7 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have with respect to any of its Shares.

                  2.8 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into, and causing Acquisition Company to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the Proxy.

                  2.9 Further Assurances. From time to time and until the Termination Date, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

                  2.10 No Finder's Fees. Other than existing financial advisory and investment banking arrangements and agreements entered into by the Company, no broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                  2.11 Exchange/Redemption of Exchange Discount Notes. The Stockholders and the Company agree that their respective Existing Discount Notes shall be redeemed by the Company without penalty or premium: (a) upon the consummation of the Indenture Amendment and the Post-Merger Offer for cash in the event that the Indenture Amendment is consummated on or prior to October 31, 2000; or (b) on October 31, 2000, for Exchange Discount Notes having an accreted value on the exchange date equal to the then accreted value of the Existing Discount Notes in the event that the Indenture Amendment is not consummated on or prior thereto.

         3. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) its Securities including any Securities acquired by such Stockholder after the date hereof: (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (b) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (before giving effect to any materiality or similar qualifications contained therein); and (c) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) declaration of any dividend or issuance of any securities of the Company (other than upon exercise or conversion of Securities outstanding prior to the date hereof) or any of its Subsidiaries, (iii) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iv) (A) any change in a majority of the persons who constitute the board of directors of the Company; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action involving the Company or its

Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by, or which would result in a breach of, this Agreement and the Merger Agreement. Each Stockholder agrees that it shall not enter into any agreement with any Person prior to the Termination Date the effect of which would be to violate the provisions and agreements contained in this Section 3.

         4.       Conduct as to Shares.

                  4.1 Permission to Disclose. Each Stockholder hereby agrees to permit the Company, Parent and Acquisition Company to publish and disclose in any documents filed with any Governmental or Regulatory Authority in connection with the Merger, including the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of Company Securities and the nature of its commitments, arrangements and understandings under this Agreement.

                  4.2 Stop Transfer; Changes in Securities. Each Stockholder agrees with, and covenants to, Parent that beginning on the date hereof until the Termination Date, such Stockholder shall not request that the Company, and the Company hereby agrees with, and covenants to, Parent that beginning on the date hereof and ending on the Termination Date it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Securities, unless such transfer is made in compliance with this Agreement. In the event of a dividend or distribution, or any change in the Company Common Stock by reason of any dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         5. Conduct as a Director. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholders' designees serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of the Company; provided, that, such action shall not in any manner affect Stockholders' obligations under this Agreement or the Proxy.

         6.       Miscellaneous.

                  6.1 Entire Agreement. This Agreement, the Proxy and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among any of the parties with respect to the subject matter hereof.

                  6.2 Certain Events. Each Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to such Stockholder's Securities and shall be binding upon any person or entity to which legal or beneficial ownership of such Securities shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

                  6.3 Assignment. This Agreement shall not be assigned without the prior written consent of the other parties hereto and no rights, or any direct or indirect interest herein, shall be transferable hereunder without the prior written consent of the other parties hereto; provided, that, Acquisition Company may assign or transfer its rights hereunder to any other Person that is an Affiliate of Parent, which assignment shall not relieve Parent of any of its respective obligations hereunder.

                  6.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties to this Agreement.

                  6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier services, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Stockholders:                   At the addresses set forth on
                                               Schedule 1 hereto

         with a copy to:                       Sidley & Austin
                                               Bank One Plaza
                                               10 South Dearborn Street
                                               Chicago, Illinois 60603
                                               Attention:  Larry A. Barden
                                               Telephone:  (312) 853-7000
                                               Telecopy:   (312) 853-7036

         If to Parent or
         Acquisition Company:                  Chartwell Investments II LLC
                                               717 Fifth Avenue
                                               23rd Floor
                                               New York, New York 10022
                                               Attention:  Michael S. Shein
                                               Telephone:  (212) 521-5500
                                               Telecopy:   (212) 521-5533

         with a copy to:                       Akin, Gump, Strauss, Hauer
                                                 & Feld, L.L.P.
                                               1333 New Hampshire Avenue, N.W.
                                               Suite 400
                                               Washington, D.C. 20036
                                               Attention:  Russell W. Parks, Jr.
                                               Telephone:  (202) 887-4092
                                               Telecopy:   (202) 887-4288

         If to the Company:                    Bell Sports Corp.
                                               6350 San Ignacio Avenue
                                               San Jose, California 95119
                                               Attention:  Richard Willis
                                               Telephone:  (408) 574-3400
                                               Telecopy:   (408) 224-3694

         with a copy to:                       Sidley & Austin
                                               Bank One Plaza
                                               10 South Dearborn Street
                                               Chicago, Illinois 60603
                                               Attention:  Larry A. Barden
                                               Telephone:  (312) 853-7000
                                               Telecopy:   (312) 853-7036

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  6.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement and the Proxy will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement or the Proxy is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and the Proxy will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  6.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement or the Proxy will cause the other parties to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

                  6.8 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  6.9 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, and any custom or practice of the parties at variance with the terms hereof or thereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  6.10 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  6.11 Governing Law. This Agreement and the Proxy shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  6.12 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement or the Proxy, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 6.12 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes.

                  6.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  6.14 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Notwithstanding the foregoing, this Agreement shall not be effective as to any Stockholder until executed by all parties hereto.

                  6.15 Termination. This Agreement will automatically terminate upon the termination of the Merger Agreement for any reason (the date of such termination being referred to herein as the "TERMINATION DATE").

                  6.16 Irrevocable Proxy. Each Stockholder acknowledges that, concurrently with the execution of this Agreement, it has executed and delivered to Acquisition Company an Irrevocable Proxy, the form of which is attached hereto as Exhibit A hereto (the "PROXY").

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PARENT"                                       BELL SPORTS HOLDINGS, L.L.C.



                                               By: /s/ Michael Shein
                                               ---------------------------------
                                               Name:  Michael Shein
                                               ---------------------------------
                                               Title: Manager
                                               ---------------------------------



"ACQUISITION COMPANY"                          ANDSONICA ACQUISITION CORP.



                                               By: /s/ Michael Shein
                                                  ------------------------------
                                               Name:   Michael Shein
                                                    ----------------------------
                                               Title:  Vice President
                                                     ---------------------------



"COMPANY"                                      BELL SPORTS CORP.



                                               By: /s/ Richard S Willis
                                                  ------------------------------
                                               Name:   Richard S Willis
                                                    ----------------------------
                                               Title:  Exec. VP
                                                     ---------------------------



"STOCKHOLDERS"                                 BRENTWOOD ASSOCIATES BUYOUT
                                                 FUND II, L.P.



                                               By: /s/ William M. Barnum
                                                  ------------------------------
                                               Name:   William M. Barnum
                                                    ----------------------------
                                               Title:  General Partner
                                                     ---------------------------



                                               CHARLESBANK BELL SPORTS
                                               HOLDINGS, LIMITED PARTNERSHIP



                                               By: /s/ Tim R. Palmer
                                                  ------------------------------
                                               Name:   Tim R. Palmer
                                                    ----------------------------
                                               Title:  Managing Directors
                                                     ---------------------------
                                               By: /s/ Michael Thonis
                                                  ------------------------------
                                               Name:   Michael Thonis
                                                    ----------------------------

                                               CHARLESBANK COINVESTMENT
                                               PARTNERS, L.L.C.



                                               By: /s/ Tim R. Palmer
                                                  ------------------------------
                                               Name:   Tim R. Palmer
                                                    ----------------------------
                                               Title:  Managing Director
                                                     ---------------------------
                                               By: /s/ Michael Thonis
                                                  ------------------------------
                                               Name:   Michael Thonis
                                                    ----------------------------
                                               Title:  Managing Director
                                                     ---------------------------